UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 16, 2015

QUIDEL CORPORATION (Exact name of registrant as specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	0-10961 (Commission File Number)	94-2573850 (IRS Employer Identification No.)

12544 High Bluff Drive, Suite 200 San Diego, California (Address of Principal Executive Offices)		92130 (Zip Code)
Registrant's telephone number, including area code: (858) 552-1100

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)

On November 16, 2015, the Board of Directors of Quidel Corporation (the “Company”) increased the size of the Company’s Board of Directors from seven to eight members pursuant to the Company’s Bylaws and appointed Charles P. Slacik to the Board effective as of November 16, 2015 to fill the vacancy. Mr. Slacik was also appointed to serve as a member of the Audit Committee.

As a non-employee director, Mr. Slacik will be compensated on the same basis as all other non-employee directors of the Company. Accordingly, Mr. Slacik will receive a pro rata portion of a $40,150 annual retainer for his service on the Board, paid in quarterly installments, and upon his appointment received an initial grant of 528 time-based restricted stock units and 4,009 non-qualified stock options, which reflects a pro rata portion of the annual grants made to non-employee directors in 2015 under the Company’s Amended and Restated 2010 Equity Incentive Plan.

There is no arrangement or understanding between Mr. Slacik and any other person pursuant to which he was selected as a director. Mr. Slacik does not have any direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K. Mr. Slacik has entered into the standard Company director indemnification agreement.

The Company issued a press release announcing the appointment of Mr. Slacik on November 17, 2015. A copy of the press release is attached as Exhibit 99.1 to this current report on Form 8-K.

Item 9.01    Financial Statements and Exhibits.

(d)    Exhibits.

The following exhibit is furnished with this current report on Form 8-K:

Exhibit Number	Description of Exhibit

99.1	Press release, dated November 17, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

November 18, 2015

QUIDEL CORPORATION

By:	/s/ Robert J. Bujarski
Name:	Robert J. Bujarski
Its:	SVP, Business Development & General Counsel

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

99.1	Press release, dated November 17, 2015.